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                                                                     Exhibit 3.2



                                     BY-LAWS

                                       OF

                          WHEELING ISLAND GAMING, INC.

                                   ARTICLE I

                                     OFFICES

The principal place of business of the corporation shall be located at South Penn and Stone Streets, Wheeling, West Virginia 26003. The management office of the corporation shall be located at 438 Main Street, Buffalo, New York 14202, County of Erie and State of New York. The corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

SECTION 1  -  ANNUAL MEETINGS

Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors on the first Monday in February of each year. Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; PROVIDED, HOWEVER, that such consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

SECTION 2  -  SPECIAL MEETINGS

Special meetings of the stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of fifty per cent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the law of the State of Delaware.

SECTION 3  -  PLACE OF MEETINGS

All meetings of stockholders shall be held at the management office of the corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

SECTION 4  -  NOTICE OF MEETINGS

(a) Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour where it is to be held, shall be served either personally or by mail, not less than ten (10) nor more than fifty (50) days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may

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be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to the law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the corporation, unless he shall have previously filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

SECTION 5  -  LIST OF STOCKHOLDERS

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

SECTION 6  -  QUORUM

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate of Incorporation and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record the total number of shares of the corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting.

SECTION 7  -  VOTING

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of shares of the corporation entitled to vote thereat, shall be entitled to one (1) vote for each share registered in his name on the books of the corporation.

(b) There shall be no right of cumulative voting.


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(c) Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; PROVIDED, HOWEVER, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the corporation.

(d) Any resolution in writing, signed by all of the stockholders entitled to vote thereon, shall be and constitute action by such stockholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of stockholders and such resolution so signed shall be inserted in the minute book of the corporation under its proper date.

                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1  -  GENERAL POWERS

The property, business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

SECTION 2  -  NUMBER AND QUALIFICATIONS

The Board of Directors shall consist of four (4) members, unless and until such number of members is amended in accordance with the Certificate of Incorporation and these By-laws. Unless otherwise provided by statute, directors need not be residents of the state of incorporation, nor need they be stockholders or officers of this corporation.

SECTION 3  -  ELECTION AND TERMS OF OFFICE

Except as otherwise required by law or these By-laws, each director shall be elected at the annual meeting of stockholders of the corporation and shall hold office until such director's successor has been elected and qualified, or until such director's earlier death, resignation or removal. Until such annual meetings of stockholders is held, each director shall continue to hold office and shall continue to be a director with all of the authority thereof as though such annual meetings were in fact held and such director were reelected and the validity of any of such director's acts shall be unaffected by the fact that no annual meeting of stockholders may have been held.

SECTION 4  -  RESIGNATION

Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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SECTION 5  -  REMOVAL OF DIRECTORS

Except as otherwise provided by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of all of the shares of the stock of the corporation then entitled to vote at an election of directors.

SECTION 6  -  VACANCIES

Newly created directorships and vacancies in the Board of Directors, including vacancies resulting from the resignation of directors effective immediately or at a future date or from the removal of directors, with or without cause, shall be filled by a unanimous vote of the stockholders. Each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. A vote to fill a vacancy or vacancies created by the resignation or resignations of a director or directors effective at a future date shall take effect when the resignation or resignations become effective.

SECTION 7  -  REGULAR MEETINGS OF DIRECTORS

Regular meetings of the Board of Directors may be held without notice at such time and such place within or without the State of Delaware as may be fixed from time to time by resolution of the Board of Directors. If any day fixed for a regular meeting shall be a legal holiday at a place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

SECTION 8  -  SPECIAL MEETING OF DIRECTORS

A special meeting of the Board of Directors may be called by the President or, in the absence or disability of the President, any Vice President, or by any two
(2) directors, or if there is only one (1) director by that one (1) director. Each special meeting of the Board of Directors may be held at such time and such place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 9  -  NOTICE OF SPECIAL MEETING

Notice of each special meeting of the Board of Directors, stating the time and place thereof, shall be given by the President, any Vice President, the Secretary, any Assistant Secretary or any member of the Board of Directors, to each member of the Board of Directors (i) not less than three (3) days before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each member of the Board of Directors at the address designated by such director for such purpose (or, if none is designated, at such director's last known address), or (ii) not less than twenty-four (24) hours before the meeting by either (A) delivering the same to each member of the Board of Directors personally, (B) sending the same by telecopy to the address designated by such director for such purposes (or, if none is designated, to his or her last known address), or (C) delivering the notice to the address designated by such director for such purposes (or, if none is designated, to such director last known address). The notice of any meeting of the Board of Directors need not specify the


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purpose or purposes for which the meeting is called, except as otherwise required by law or these By-laws.

SECTION 10 -  QUORUM AND ACTION BY THE BOARD

At all meetings of the Board of Directors, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a quorum shall be required for the transaction of business and shall consist of not less than the entire Board of Directors, and the vote of a majority of the directors shall decide any matters that may come before the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. Without limiting the generality of the foregoing, the Board of Directors shall decide the following matters:

                  (1) approval of the annual operating and capital budgets and strategic plans of the corporation; and

                  (2) appointment or removal of any officer of the corporation, establishment of compensation for each officer of the corporation and establishment, alteration or amendment of the power and authority of any officer of the corporation.

                  In the event that the directors are unable to decide on any matter that may come before the Board of Directors, then, at the direction of any two (2) directors, such matter shall be submitted for resolution to the Chairman of the Board or Directors of the parent corporation of each stockholder of the corporation or to such person appointed by such Chairman of the Board of Directors, who has not been involved in the disputed matter. If such executive officers are not able to resolve any disputed matter within thirty (30) days, then at the direction of any two (2) directors, such matter shall be submitted to the stockholders for voting at any regular or special meeting.

SECTION 11 -  PROCEDURE

The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the person presiding at the meeting.

SECTION 12 -  COMPENSATION OF DIRECTORS

The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

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SECTION 13 -  ACTION WITHOUT A MEETING

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee. The Secretary or an Assistant Secretary shall enter in the minute book such written consent setting forth the action so taken or to be taken, and such action shall be valid for all purposes as though a physical meeting of all of the directors had taken place.

SECTION 14 -  PRESENCE AT MEETING BY TELEPHONE

Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

SECTION 15 -  WAIVER OF NOTICE

Whenever notice is required by law or these By-laws to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1  -  NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE

(a) The officers of the corporation shall consist of a President, a Secretary, a Treasurer, one or more Vice Presidents, an Assistant Treasurer and an Assistant Secretary and such other officers, including a Chairman of the Board of Directors, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the corporation. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary.

(b) The officers of the corporation shall be elected by the Board of Directors at the regular annual meeting of the Board of Directors following the annual meeting of stockholders.

(c) Each officer shall hold office until such officer's successor shall have been elected and qualified, or until such officer's death, resignation or removal.

SECTION 2  -  RESIGNATION

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of


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Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3  -  REMOVAL

Any officer may be removed, either with or without cause, and a successor elected by the Board of Directors at any time.

SECTION 4  -  VACANCIES

A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5  -  DUTIES OF OFFICERS

Officers of the corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the Chief Executive Officer of the corporation.

SECTION 6  -  SURETIES AND BONDS

In case the Board of Directors shall so require, any officer, employee or agent of the corporation shall execute to the corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

SECTION 7  -  SHARES OF OTHER CORPORATIONS

Whenever the corporation is the holder of shares of any other corporation, any right or power of the corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the corporation by such person as the Board of Directors may authorize.

                                    ARTICLE V

                                 SHARES OF STOCK

SECTION 1  -  CERTIFICATE OF STOCK

(a) The certificates representing shares of the corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board of Directors, the President or a Vice President, and (ii) the Secretary, or any Assistant Secretary, and may bear the corporate seal.

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(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize (i) the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; (ii) the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (iii) the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

SECTION 2  -  LOST OR DESTROYED CERTIFICATES

The holder of any certificate representing shares of the corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond in such sum as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

SECTION 3  -  RESTRICTIONS ON TRANSFER

(a) RECOGNITION OF STOCKHOLDERS' AGREEMENT. If at any time the holders of a majority or more of the shares of the corporation shall enter into an agreement restricting or limiting the sale, transfer, assignment, pledge or hypothecation of the shares of the corporation or any part thereof to which agreement the corporation shall become a party, the corporation shall thereupon observe and carry out on its part the terms of any such agreement, and shall refuse to recognize any sale, transfer, assignment, pledge or hypothecation, or any attempted sale, transfer, assignment, pledge or hypothecation, of any of the shares covered by such agreement, unless the same be in conformity with the terms and conditions of such agreement, PROVIDED that a copy of such agreement be filed in the principal office of the corporation, and PROVIDED further that notice of the existence of such provision be noted conspicuously on the face or back of each and every certificate of shares subject to the terms and conditions of any such agreement.

(b) LEGEND TO BE PLACED ON CERTIFICATES. The following inscription shall be placed upon all stock certificates:

              "SALE AND TRANSFER OF STOCK OF THIS CORPORATION IS RESTRICTED BY CERTAIN PROVISIONS OF THE BY-LAWS OF THIS CORPORATION. THE CORPORATION WILL MAIL TO THE STOCKHOLDER A COPY OF SUCH RESTRICTIONS OR


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              RESERVATIONS WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT
              OF A WRITTEN REQUEST THEREFOR."

SECTION 4  -  TRANSFERS OF SHARES

(a) The management office of the corporation located at 438 Main Street, Buffalo, New York 14202 is designated agent of the corporation for the transfer of shares. Such transfer agent is authorized to maintain at its office original books containing certificates for shares and all share ledgers and to attend to the transfer of shares as provided hereinabove. Unless otherwise provided by law, the situs of shares and for the transfer of shares shall, for all purposes, be deemed to be at the office of such transfer agent.

(b) Transfers of shares of the corporation shall be made on the share records of the corporation only by the holder of record thereof, in person or by such stockholder's duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the corporation or its agents may require.

(c) The corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 5  -  RECORD DATE

In lieu of closing the share records of the corporation, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days, nor less than ten
(10) days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

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                                   ARTICLE VI

                                CORPORATE RECORDS

SECTION 1  -  CORPORATE RECORDS

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purchase the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purchase shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1  -  CONTRACTS

The Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

SECTION 2  -  LOANS

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may encumber and mortgage real estate and may pledge, encumber and mortgage stocks, bonds and other securities and other personal property of all types, tangible and intangible, and convey any such property in trust to secure the payment of corporate obligations.

SECTION 3  -  CHECKS, DRAFTS, ETC.

All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4  -  DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 1  -  THIRD PARTY ACTIONS

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

SECTION 2  -  DERIVATIVE ACTIONS

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including all appeals, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

SECTION 3  -  RIGHTS AFTER SUCCESSFUL DEFENSE

To the extent that a present or former director, trustee, officer or employee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VIII, or in defense of any claim, issue or matter therein, such person


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shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 4  -  OTHER DETERMINATION OF RIGHTS

Except in a situation governed by Section 3 of this Article VIII, any indemnification under Section 1 or Section 2 of this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, trustee, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(c) if there are no such directors or if such directors so direct, by independent legal counsel (compensated by the corporation) in a written opinion, or (d) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure or other contingency.

SECTION 5  -  ADVANCES OF EXPENSES

Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals), or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, trustee, officer or employee, to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

SECTION 6  -  NONEXCLUSIVENESS; HEIRS

The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-laws, any agreement, vote of stockholders, any insurance purchased by the corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 7  -  PURCHASE OF INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation


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would have the power to indemnify him against such liability under the provisions of this Article VIII or the General Corporation Law of the State of Delaware.

                                   ARTICLE IX

                                   FISCAL YEAR

The fiscal year of the corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                                    ARTICLE X

                                 CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE XI

                               SAVINGS PROVISIONS

In the event that any provision contained in these By-laws conflicts with any provision of the Certificate of Incorporation of the corporation, or with the laws of the state of incorporation or organization, such provision and such provision only, shall be deemed to be void and of no effect, and all other provisions not in such conflict shall remain in full force and effect, unaffected thereby.

                                   ARTICLE XII

                                WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-laws or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII

                                   AMENDMENTS

The By-laws of the corporation may be altered, amended or repealed and new By-laws adopted only by the stockholders of the corporation entitled to vote at any regular or special meeting by the vote of all of the stockholders.


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The undersigned certifies that the foregoing By-laws have been adopted as the
By-laws of the corporation in accordance with the requirements of Delaware law.








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